                                                                    EXHIBIT 10.7

                       THE LINC GROUP 1994 NONQUALIFIED

                                  OPTION PLAN

                          EFFECTIVE DECEMBER 1, 1994

                       THE LINC GROUP 1994 NONQUALIFIED
                       --------------------------------

                                  OPTION PLAN
                                  -----------

                          EFFECTIVE DECEMBER 1, 1994
                          --------------------------


                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I
---------

                         ESTABLISHMENT AND PURPOSE..........................  1
     1.1   Purpose..........................................................  1

ARTICLE II
----------

                                DEFINITIONS.................................  1
     2.1   "Affiliate"......................................................  1
     2.2   "Agreement" or "Option Agreement"................................  1
     2.3   "Board of Directors" or "Board"..................................  1
     2.4   "Book Value per Share"...........................................  1
     2.5   "Cause"..........................................................  2
     2.6   "Code" or "Internal Revenue Code"................................  2
     2.7   "Commission".....................................................  2
     2.8   "Committee"......................................................  2
     2.9   "Common Stock"...................................................  2
     2.10  "Company"........................................................  2
     2.11  "Disability".....................................................  2
     2.12  "Disinterested Person"...........................................  3
     2.13  "Exchange Act"...................................................  3
     2.14  "Fair Market Value"..............................................  3
     2.15  "Grant Date".....................................................  4
     2.16  "Independent Third Party"........................................  4
     2.17  "Nonqualified Option" or "Option"................................  4
     2.18  "Option Period"..................................................  4
     2.19  "Option Price"...................................................  4
     2.20  "Participant"....................................................  4
     2.21  "Plan"...........................................................  4
     2.22  "Public Offering"................................................  4
     2.23  "Representative".................................................  4

                                                                            Page
                                                                            ----

     2.24  "Retirement"...................................................... 5
     2.25  "Rule 16b-3"...................................................... 5
     2.26  "Securities Act".................................................. 5
     2.27  "Termination of Employment"....................................... 5
     2.28  "Transfer"........................................................ 5
     2.29  "Zimmerman Entity"................................................ 5
     3.30  "Zimmerman Interest".............................................. 5


ARTICLE III
-----------

                                ADMINISTRATION............................... 6
     3.1  Committee Structure and Authority.................................. 6


ARTICLE IV
----------

                             STOCK SUBJECT TO PLAN........................... 8
     4.1  Number of Shares................................................... 8
     4.2  Release of Shares.................................................. 8
     4.3  Restrictions on Shares............................................. 9
     4.4  Shareholder Rights................................................. 9
     4.5  Voting of Proxies.................................................. 9
     4.6  Best Efforts To Register........................................... 9
     4.7  Anti-Dilution......................................................10


ARTICLE V
---------

                              ELIGIBILITY; STOCK PROVISIONS..................10
     5.1  Eligibility........................................................10


ARTICLE VI
----------

                                    OPTIONS..................................11
     6.1  General............................................................11
     6.2  Grant and Exercise.................................................11
     6.3  Terms and Conditions...............................................11
            (a)  Option Period...............................................11
            (b)  Option Price................................................11
            (c)  Exercisability..............................................11
            (d)  Method of Exercise..........................................11
            (e)  Company Loan or Guarantee...................................12
            (f)  Non-transferability of Options..............................12

                                                                           Page

     6.4  Termination by Reason of Death.....................................13
     6.5  Termination by Reason of Disability or Retirement..................13
     6.6  Other Termination..................................................13
     6.7  Cashing Out of Option..............................................13

ARTICLE VII
-----------

     PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN..................14
     7.1  Right of First Refusal.............................................14
          (a)  Purchase by the Company.......................................14
          (b)  Purchase Price and Conditions.................................14
          (c)  Price.........................................................14
          (d)  Closing.......................................................14
          (e)  Purchase by Third Party.......................................15
          (f)  Committee Discretion..........................................15
     7.2  Purchase of Stock Subsequent to a Termination of Employment........16
          (a)  Prior to Public Offering......................................16
          (b)  Subsequent to a Public Offering...............................16
          (c)  Price:  Payment Terms.........................................16
          (d)  The Closing...................................................18
          (e)  Maximum Amount................................................18
          (f)  Purchase of Exercisable Options...............................19
          (g)  Committee Discretion..........................................20
     7.3  Transfer of Shares.................................................20
     7.4  Limited Transfer During Offering...................................20
     7.5  Committee Discretion...............................................20
     7.6  No Company Obligation..............................................20
     7.7  Sale of Shares of Common Stock by Zimmerman........................21

ARTICLE VIII
------------

                CHANGE IN CONTROL PROVISIONS.................................21
     8.1  Impact of Event....................................................21
     8.2  Definition of Change in Control....................................22
     8.3  Change in Control Price............................................23

ARTICLE IX
----------

                GENERAL PROVISIONS APPLICABLE TO THE PLAN....................23
     9.1  Termination of Plan................................................23
     9.2  Termination of Certain Obligations.................................23


     9.3   Withholding............................................................24
     9.4   Rights With Respect to  Continuance of Employment......................24
     9.5   Amendments and Termination.............................................24
     9.6   Notice to the Company of Participant's Election........................25

ARTICLE X
---------

                                 MISCELLANEOUS....................................25
     10.1  Indemnification of the Board and Committee.............................25
     10.2  Interpretation.........................................................26
     10.3  Validity...............................................................26
     10.5  Assignment.............................................................26
     10.6  Captions...............................................................26
     10.7  Entire Agreement.......................................................26
     10.8  General Provisions.....................................................26
               (a)  Representation................................................26
               (b)  No Additional Obligation......................................26
               (c)  Representation................................................26
               (d)  Controlling Law...............................................27
               (e)  Offset........................................................27
      10.9  Mitigation of Excise Tax..............................................27
      10.10 Rights with Respect to Continuance of Employment......................27
      10.11 Options in Substitution for Options Granted by Other Corporations.....28
      10.12 Procedure for Adoption................................................28
      10.13 Procedure for Withdrawal..............................................28
      10.14 Delay.................................................................28

                       THE LINC GROUP 1994 NONQUALIFIED

                                  OPTION PLAN

                          EFFECTIVE DECEMBER 1, 1994


                                   ARTICLE I
                                   ---------

                           ESTABLISHMENT AND PURPOSE
                           -------------------------

     1.1 Purpose. The LINC Group 1994 Nonqualified Option Plan is hereby established effective December 1, 1994 by The LINC Group, Inc. The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     The following sections of this Article II provide basic definitions of terms used throughout the Plan, and whenever used herein in the capitalized form, except as otherwise expressly provided, the term shall be deemed to have the following meanings:

     2.1 "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

     2.2 "Agreement" or "Option Agreement" means, individually or collectively, any Agreement entered into between a Participant and the Company pursuant to the Plan whereby an Option is granted to a Participant.

     2.3 "Board of Directors" or "Board" means the Board of Directors of the Company.

     2.4 "Book Value per Share" means the book value per share of the Common Stock as of the relevant date determined on a fully diluted basis in accordance with generally accepted accounting principles consistently applied. Book value shall be determined using audited financial statements for the date as of which the determination is to be made, if available, but if not otherwise normally available for such date, unaudited statements prepared by the Company are to be used. If audited financial statements are in the process of preparation when a determination would otherwise be made hereunder, but are not yet complete, unaudited statements prepared by the Company are to be used and an appropriate adjustment made, if necessary, on completion of the audit. If unaudited statements prepared by the Company have been used, and no audit is in preparation which would give rise to an automatic adjustment as hereinabove provided, such unaudited statement shall be final and binding upon all Participants. If the Company shall have more than one class of stock outstanding, then the book value of the shares of any class shall be computed as to give effect to the relative rights, preferences, qualifications and limitations of each such class.

     2.5 "Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or omission to act which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect.

     2.6 "Code" or "Internal Revenue Code" means the Internal Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

     2.7 "Commission" means the Securities and Exchange Commission or any successor agency.

     2.8 "Committee" means those persons appointed by the Board of Directors to administer the Plan, as further described in the Plan.

     2.9 "Common Stock" means the shares of Common Stock of the Company, $0.001 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described in Section 4.7 or the common stock of any successor to the Company which is designated for the purpose of the Plan.

     2.10 "Company" means The LINC Group, Inc. and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

      2.11 "Disability" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

     2.12 "Disinterested Person" shall have the meaning set forth in Rule 16b-3, or any successor definition adopted by the Commission and shall mean a person who is also an "outside director" under Section 162(m) of the Code.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.14  "Fair Market Value" means:

           (a) prior to a Public Offering, the value determined on the basis of the good faith determination of the Committee and without regard to whether the Common Stock is restricted, illiquid or represents a minority interest, unless expressly provided otherwise in an Agreement; and

           (b) on or after a Public Offering, the value determined on the basis of the good faith determination of the Committee, without regard to whether the Common Stock is restricted or represents a minority interest, pursuant to the applicable method described below:

               (i) if the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market ("NASDAQ"), the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by the NASDAQ, as the case may be;

               (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

               (iii) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (i) or (ii), the value determined in good faith by the Committee.

     2.15 "Grant Date" means the date that as of which an Option is granted pursuant to the Plan.

     2.16 "Independent Third Party" means a person or entity who is not (a) an employee of the Company or of any Affiliate or (b) a Zimmerman Entity.

     2.17 "Nonqualified Option" or "Option" means an option to purchase Common Stock in the Company granted under the Plan other than an incentive stock option within the meaning of Section 422 of the Code.

     2.18 "Option Period" means the period during which the Option shall be exercisable in accordance with the Agreement and the Plan.

     2.19 "Option Price" means the price at which the Company's Common Stock may be purchased under an Option as provided in Section 6.3.

     2.20 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Option has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or a former spouse becomes a Representative, then the term "Participant" shall mean such appointed Representative, successor Representative, or former spouse as the case may be. The term shall also include a trust for the benefit of the Participant, the Participant's Parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the Participant.

     2.21 "Plan" means The LINC Group 1994 Nonqualified Option Plan, as herein set forth and as may be amended from time to time.

     2.22 "Public Offering" means the initial public offering of shares of Common Stock under the Securities Act.

     2.23 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

     2.24 "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years service.

     2.25 "Rule 16-b3" means Rule 16b-3, as promulgated under the Exchange Act, as amended from time to time, or any successor thereto.

     2.26 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     2.27 "Termination of Employment" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, director or employee of the Company, any Affiliate or LINC Anthem Corporation, including, without limitation, death, disability, dismissal, severance at the election of the Participant, retirement as determined by the Committee, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates (other than a transfer to a Zimmerman Entity). A transfer of employment to LINC Anthem corporation shall not constitute a Termination of Employment.

     2.28 "Transfer" means any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title, whether by operation of law or otherwise.

     2.29 "Zimmerman Entity" means each and any of Martin E. Zimmerman, his spouse, his or her heirs, and any group (within the meaning of Section 13(d)(3) of the Exchange Act) of which any of Martin E. Zimmerman, his or her spouse or their heirs, is a member for purposes of acquiring, holding or disposing of securities of the Company, any trust established by or for the benefit of any of the foregoing and any other entity controlled by or for the benefit of the foregoing.

     2.30 "Zimmerman Interest" means the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the Zimmerman Entities in the outstanding voting securities of the Company entitled to vote generally in the election of directors or such other securities as may be specifically referenced.

                                  ARTICLE III
                                  -----------

                                ADMINISTRATION
                                --------------

     3.1 Committee Structure and Authority. The Plan shall be administered by the Committee which, except as provided herein, may be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose sole purpose is the administration of the Plan; provided that only those members of the Compensation Committee of the Board who participate in the decision relative to Options under the Plan shall be deemed to be part of the "Committee" for the purposes of Plan. In the absence of an appointment, the Board shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of the Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. On and after a Public Offering, the Committee shall be comprised of only such number of Disinterested Persons as is required for application of Rule 16b-3 and the deduction of compensation under Section 162(m) of the Code. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan:

          (a) to select those persons to whom Options may be granted from time to time;

          (b) to determine whether and to what extent Options are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

          (d) to determine the terms and conditions of any Options granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration or forfeiture waiver regarding any Option and the shares of Common Stock relating thereto);

          (e) to adjust the terms and conditions, at any time or from time to time, of any Option, subject to the limitations of Section 9.5;

          (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Option shall be deferred;

          (g) to determine under what circumstances an Option may be settled in cash or Common Stock;

          (h) to provide for the forms of Agreement to be utilized in connection with the Plan;

          (i) to determine whether a Participant has a Disability or a Retirement;

          (j) to determine what securities law requirements are applicable to the Plan, Options, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

          (k) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Options;

          (l) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under the Plan;

          (m) to require as a condition of the exercise of an Option or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (n) to determine whether and with what effect an individual has incurred a Termination of Employment;

          (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

          (p) to determine the restrictions or limitations on the transfer of Common Stock;

          (q) to determine whether an Option is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

          (r) to determine the permissible methods of Option exercise and payment, including cashless exercise arrangements;

          (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

          (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Options granted at different times or to different Participants.

     Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Option, may be made at the time of the grant of the Option or, unless in contravention of any express term of the plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.


                                  ARTICLE IV
                                  ----------

                             STOCK SUBJECT TO PLAN
                             ---------------------

     4.1 Number of Shares. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Options under the Plan shall be 1,000,000 shares of Common Stock authorized for issuance on the Effective Date. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     4.2 Release of Shares. If any shares of Common Stock that have been optioned cease to be subject to an Option, if any shares of Common Stock that are subject to any Option are forfeited, if any Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Option, such shares, in the discretion of the Committee, may again be available for distribution in connection with Options under the Plan.

     4.3 Restrictions on Shares. Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Option Agreement and under applicable law. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Option. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in the Plan or as the Committee may otherwise require. The Committee may require any person exercising an Option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

     4.4 Shareholder Rights. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option until, after proper exercise of the Option or other action required, such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Upon exercise of the Option or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an Agreement. Upon the exercise of an Option prior to a Public Offering, share certificates shall be issued in the name of the Participant in the discretion of the Committee may be deposited with the Company in escrow or as the Committee may otherwise direct with related stock powers signed by the Participant.

     4.5 Voting of Proxies. All Shares of Common Stock issued upon exercise of an Option shall be subject to the terms and conditions respecting the granting and voting of proxies as provided in the Option Agreement.

     4.6 Best Efforts To Register. If there has been a Public Offering, the Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Options on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the Option Period of the last Option outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and (c) the date all Participants have disposed of all shares delivered pursuant to any Option. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests of if there is no material benefit to Participants.

     4.7 Anti-Dilution. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee shall adjust or substitute, as the case may be, the number of shares of Common Stock available for Options under the Plan, the number of shares of Common Stock covered by outstanding Options, the exercise price per share of outstanding Options, and any other characteristics or terms of the Options as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.


                                   ARTICLE V
                                   ---------

                         ELIGIBILITY; STOCK PROVISIONS
                         -----------------------------

     5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Options shall be those persons who are officers, directors or employees of the Company or any Affiliate thereof who shall be in a position, in the opinion of the Committee, to make the most significant contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee shall, from time to time, in its sole discretion, select those persons who are to be granted Options and shall determine the terms and conditions with respect thereto. In making this selection and in determining the form of the Option, the Committee may give consideration to the functions and responsibilities of the respective individual, the present and potential contributions of such person to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. No member of the Committee while so serving shall be eligible to participate in the Plan, and the Committee may designate in writing other persons who are not eligible to participate in the Plan if such persons would otherwise be eligible to participate in the Plan.

                                  ARTICLE VI
                                  ----------

                                    OPTIONS
                                    -------

     6.1 General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. Options may be granted alone or in addition to other Options and all Options shall be Non-Qualified Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price.

     6.2 Grant and Exercise. The grant of an Option shall occur as of the date the Committee determines. Each Option granted under the Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant.

     6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

           (a) Option Period. The Option Period of each Option shall be fixed by the Committee; provided that no Option shall be exercisable more than fifteen (15) years after the date the Option is granted.

           (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee.

           (c) Exercisability. Subject to Section 8.1, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Option.

           (d) Method of Exercise. Subject to the provisions of this Article, a Participant may exercise Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; or (iv) by any combination of the foregoing. No shares of Common Stock shall be issued until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official shareholder records as having been issued or transferred.

           (e) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

                (i) lend to the Participant, with recourse, an amount equal to such portion of the Option Price as the Committee may determine; or

               (ii) guarantee a loan obtained by the Participant from a third-party for the purpose of tendering the Option Price.

     The terms and conditions of any loan or guarantee, including the term, interest rate, and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Option, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

           (f) Non-transferability of Options. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer is exempt under Rule 16b-3 or is pursuant to a domestic relations order which would be a "qualified domestic relations order" as defined in Section 414 of the Code if such applied to the Option, but only to the extent consistent with an Option's intended status as an Incentive Option.

     6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

     6.5 Termination by Reason of Disability of Retirement. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a disability or Retirement, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter. The Participant's death at any time following a Termination of Employment due to Disability shall not affect the foregoing.

     6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if the Termination of Employment is involuntary on the part of the Participant but is not due to death, Disability, Retirement or with Cause, any Option held by such Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised for the lesser of the three-month period commencing with the date of such Termination of Employment or until the expiration of the Option Period. If the Participant incurs a Termination of Employment which is voluntary (other than due to Retirement) or due to Cause, the Option shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an Option.

     6.7 Cashing Out of Option. On receipt of written notice of exercise, the committee may elect to cash out all or part of the portion of any Option (for which, on or after a Public Offering, at lease six months has elapsed since the Grant Date (provided that such limitation shall not apply to an Option granted to a Participant who has subsequently died)) to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out. Cash outs relating to Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable.

                                  ARTICLE VII
                                  -----------

PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN
------------------------------------------------------

7.1  Right of First Refusal.

     (a) Purchase by the Company. A Participant may sell shares of Common Stock acquired upon the exercise of an Option to any person or organization, other than the Company or a qualified plan maintained by the Company and described in Section 401(a) of the Code, only after first offering to sell all such shares of Common Stock to the Company (or, in the event the Company shall assign its right to purchase such Common Stock, to the person to whom the Company has assigned its right) as follows:

     (b) Purchase Price and Conditions. The Participant who desires to sell shares of Common Stock acquired upon the exercise of an Option ("Offered Securities") shall serve written notice upon the Company, indicating that the Participant has a bona fide offer for the purchase of the Offered Securities and stating the number and class of the Offered Securities, the name and address of the person desiring to purchase them and the sales price and related terms of payment, and enclosing photocopies of all written communications regarding such sale and a statement that the Participant intends to sell such Offered Securities at the offered price and terms. Said notice shall also contain an offer to sell the Offered Securities to the Company, upon the same terms and conditions (other than price) as set forth in the aforesaid bona fide offer of purchase and at a price determined as set forth in Section 7.1(c) below. For a period sixty (60) days (five (5) days if the offer is subsequent to a Public Offering), the Company shall have the option to purchase any or all of the Offered Securities by giving written notice thereof to the Participant; provided, however, that if the Company (or the person to whom the Company may assign its rights hereunder) shall not purchase all of the Offered Securities, such Offered Securities may be sold to the third party offeror subject to the terms of Section 7.1(e). If the Company (or the person to whom the Company shall assign its right hereunder) elects to exercise its option to purchase the Offered Securities, the sale shall be consummated as provided in Section 7.1(d).

     (c) Price. If the offer to sell the shares of Common Stock pursuant to this Section 7.1 precedes a Public Offering, the price shall be the lesser of
(i) the price set forth in the bona fide offer to purchase, or (ii) the aggregate Book Value of such shares. If the offer to purchase shares of Common Stock pursuant to this Section 7.1 is subsequent to the date of a Public Offering, the price shall be the lesser of (x) the price set forth in the bona fide offer to purchase the Common Stock and (y) the Fair Market Value of such shares.

     (d) Closing. The sale of Offered Securities shall be consummated within fifteen (15) days after the close of the sixty (60) day (or five day, as the case may be) period described in section 7.1(b), unless another date shall be agreed upon by the Participant and the Company, at the principal executive offices of the Company or such other location as the parties may mutually agree. At the closing, the Participant shall deliver to the Company stock certificates duly endorsed for transfer, or accompanied by duly endorsed stock powers, representing all of the Offered Securities, free and clear of all claims, liens or encumbrances (other than the restrictions pursuant to this Plan) together with such other documentation as legal counsel for the Company may reasonably require. If the Board shall determine, it may withhold from payment to the Participant, or require the Participant to pay to the Company such amount as the Board may deem necessary to entitle the Company to a current income tax deduction in an amount equal to the income reportable by the Participant.

     (e) Purchase by Third Party. In the event that the Company (or any person to whom the Company may assign its rights hereunder) shall not exercise the option to purchase, as provided herein, all of the Offered Securities, the offer shall be considered to have been rejected and the offering Participant shall have the right to dispose of all, but not less than all, of the Offered Securities to the person named in the bona fide offer of purchase at the price and upon the terms and conditions set forth in the offer and to consummate the resulting transaction at any time during the thirty (30) days immediately following the expiration of the offer made to the Company. At or prior to the closing of such transaction, the transferor shall deliver to the Company such amount of cash as the Committee may deem necessary or appropriate, or as may be required or as the Company may be entitled for federal, state or local income tax purposes and the Company shall not be required to recognize the transferee as the shareholder of record until such amount shall be tendered. In the event such transaction is not consummated within thirty (30) days following the termination of the Company's option described herein, the Offered Securities may not be sold without the Participant again complying with the provisions of this Section. Offered Securities transferred pursuant to this Section 7.1 and the transferee thereof shall be subject to all the terms and conditions of this Plan and the Agreement pursuant to which the Participant acquired the Common Stock, including, without limitation, any restrictions on transfer of Common Stock provided in this Section 7.1, and the transferee shall be considered for all purposes of this Plan, as the Participant. Any transfer of Offered Securities made in conflict or derogation of the terms of this Plan shall be void.

     (f) Committee Discretion. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase Offered Securities hereunder, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to the purchase of the Offered Securities.

7.2  Purchase of Stock Subsequent to a Termination of Employment.

     (a) Prior to Public Offering. If a Public Offering has not occurred and if a Participant incurs a Termination of Employment, the Company, or such other person as the Committee may designate in writing (provided such person accepts in writing the obligations hereunder), shall have the obligation, to the extent it may lawfully do so, to purchase from the Participant, and the Participant shall have the obligation to sell, all of the Participant's shares of Common Stock acquired upon the exercise of an Option to the Company (or the person designated by the Committee) in accordance with the provisions of this Section 7.2.

     (b) Subsequent to a Public Offering. After a Public Offering and if a Participant incurs a Termination of Employment, the Company (or such other person as the Committee may designate in writing) shall have the right (but not the obligation) for the period of sixty (60) days immediately following the date of the Termination of Employment, which right shall be exercisable in the sole discretion of the Committee or the person designated by the Committee, whichever is applicable, to cause the Participant to transfer any portion of the shares of Common Stock acquired pursuant to the exercise of an Option to the Company (or to the person the Committee may designate) in accordance with the applicable provisions of this Section 7.2.

     (c)  Price; Payment Terms.

          (1) In the event the Company shall have an obligation or right to purchase the shares of Common Stock pursuant to Section 7.2(a) or (b) upon or following a Termination of Employment other than for Cause, the purchase price per share of Common Stock shall be determined as follows:

               (i) In the event a Public Offering has not been declared effective with respect to the Common Stock, but if more than fifty percent (50%) of the outstanding shares of Common Stock are held by persons or entities who are not employees or former employees of the Company or an Affiliate or parties related to those employees or former employees of the Company or an Affiliate, then the price shall be determined as follows:

                  (x) If, in the most recent sale to a party (including the
              exercise of warrants or similar rights) which is not related to an employee or former employee of the Company or Affiliate, twenty percent (20%) or more of the outstanding shares of Common Stock were sold, the price will be the greater of the Book Value per Share determined as of the close of the fiscal year of the Company ending coincident with or next preceding the Termination of

               Employment and the price paid in the sale between the Company and the outside purchaser.

                  (y) If, in the most recent sale to an unrelated party, less than twenty percent (20%) of the outstanding shares of Common Stock were sold, then the purchase price shall be the greater of the Book Value per Share determined as of the close of the Company's fiscal year ending coincident with or next preceding the Termination of Employment and an amount equal to the average of the sales price from each of the most recent sales within the preceding three years, until such sales aggregate to 30% of the outstanding Common Stock of the Company. The average will be computed as the arithmetic mean, not the weighted average.

               (ii) If a Public Offering has not occurred, but if fifty percent (50%) or less of the outstanding shares of the Common Stock are held by entities or persons who are not employees of the Company or an Affiliate or persons related to those employees, then the purchase price will be the then Book Value per Share of Company's Common Stock as of the close of the Company's fiscal year ending coincident with or next preceding the Termination of Employment.

               (iii) If a Public Offering has occurred, then the purchase price shall be the Fair Market Value of the Common Stock.

          (2) In the event the Company shall have an obligation or right to purchase shares of Common Stock pursuant to this Section 7.2 upon or following a Termination of Employment for Cause, the purchase price shall be equal to the lesser of (a) the Fair Market Value of the Common Stock,
     (b) the Book Value per Share of the Company's Common Stock as of the close of the Company's fiscal year next preceding the Termination of Employment, or (c) the price per share for the Common Stock paid by the Participant upon the exercise of the Option.

          The purchase price for shares of Common Stock transferred to the Company in accordance with this Section 7.2 shall be paid, in the sole discretion of the Committee, in a single sum or in such number of equal annual or monthly installments as the Committee may determine, but not to exceed a period of 36 months. The first installment of the purchase price shall be paid by the Company on the first day of the calendar quarter next following the calendar quarter in which occurs the obligation or the exercise of the Company's right to purchase the shares of Common Stock pursuant to this Section 7.2 ("Closing Date"). Notwithstanding the foregoing, if following the payment of the first installment, the Book Value per Share, if applicable, is redetermined and increased as a result of the delivery of audited financial statements (provided Book Value per Share is relevant in determining the amount paid by the Company), the difference between the actual installment payments and the amount which should have been payable shall be paid as soon as administratively possible, and if following the payment of the first installment, the Book Value per Share is redetermined and decreased as a result of the delivery of audited financial statements (provided Book Value per Share is relevant in determining the amount paid by the Company), the difference between the actual installment payments and the amount which should have been payable shall be divided by the number of remaining installment payments and such amount shall be subtracted from the remaining installment payments. Subsequent installments shall be due on the successive annual or monthly (whichever the case) anniversary dates of the Closing Date. Interest shall accrue from the Closing Date on the balance of the purchase price remaining unpaid from time to time at the average quarterly commercial prime rate as determined by the Committee, plus one hundred basis points and accrued interest shall be payable together with each installment of the purchase price paid on the annual anniversary of the Closing Date, including the last installment payment. The interest rate will be set as of the Closing Date and adjusted prospectively thereafter on the first day of each following calendar quarter. The Company shall be entitled to prepay all or part of the purchase price without penalty or premium. The Company shall be entitled to withhold any amount when and as it deems appropriate, as may be required or as the Company may be entitled for federal, state or local income tax purposes.

     (d) The Closing. The Participant's Common Stock acquired upon the exercise of an Option shall be transferred at a closing at such place and time as the Company designates. The Company shall give the Participant (or in the event of his or her death, his or her Representative) at least 15 days' prior written notice of the Closing Date and place of closing. At the closing the Participant (or his or her representative) shall deliver to the Company stock certificate(s) duly endorsed for transfer, or accompanied by duly endorsed stock powers, representing all of the Common Stock acquired upon the exercise of an Option, free and clear of all restrictions pursuant to this Plan) together with such other documentation as the Company's legal counsel may reasonably require.

     (e) Maximum Amount. Notwithstanding any provision herein to the contrary, subject to the discretion of the Committee, in the event that during any fiscal year of the Company the aggregate payments due Participants (and their representatives) exceed 10% of the Company's after-tax net earnings for the immediately preceding fiscal year of the Company, such payments shall be reduced proportionately so that all such payments for the fiscal year equal an amount not to exceed 10% of the Company's after-tax net earnings for the preceding fiscal year. The portion of any payment to a Participant (or Representative) which is reduced by application of this Section shall be credited with interest from the date the portion of the payment is not paid until the date the payment is paid at a rate equal to the average quarterly commercial prime rate determined by the Committee. The interest rate will be set as of the date the payment is not paid and shall be adjusted prospectively thereafter on the first day of each following quarter. The portion of any payment and accrued interest which is not paid as a result of an application of the next to the preceding sentence shall be payable as part of the installment payment(s) for the next following year of the Company in addition to the installment payment(s) originally due in that year, but all installment payments whether originally due on said date or carried over by application of the preceding sentence and accrued interest shall continue to be subject to the payment limitations of this Section. In the event that, because of the limitation herein, the total purchase price and any accrued interest shall not have been paid in their entirety by the last scheduled installment date, then the payment of any such amounts shall be deferred for consecutive one-year periods, to a maximum of five years, and shall be paid on successive anniversaries of the last scheduled payment date, subject to limitations of this Section. The Company shall be entitled to pay all or any part of any payment or accrued interest which is not paid without penalty or premium. The term "Company's after-tax earnings," as used herein, shall mean the net income, after taxes, of the Company determined in the sole discretion of the Committee. If, with respect to the purchase of any Common Stock by the Company pursuant to the provisions of this Section, the Company shall be prohibited from buying such shares as a result of the Company's not having sufficient capital as determined under state law, its articles of incorporation or by-laws, any other person designated by the Committee may purchase such shares.

     (f) Purchase of Exercisable Options. Subject to the limitations stated herein and unless otherwise provided in an Agreement, in the event the Participant holds Options on the date of the Participant's Termination of Employment (other than a Termination of Employment for Cause) which are exercisable but have not been cancelled or exercised ("Remaining Options"), such Remaining Options will be cancelled on the date of the Termination of Employment without any further action of the Company or the Participant; provided the Company shall have the right, in the sole discretion of the Committee, to pay to the Participant with respect to such Remaining Options an amount ("Additional Amount") equal to the difference between the amount per share of the Common Stock subject to the Remaining Options which the Company would have paid for the Common Stock had the Participant actually owned Common Stock and the exercise price per share of the Remaining Options (but not less than zero). The time, form and other conditions of any payment respecting such Additional Amount shall be the same as the time, form and conditions as would apply respecting the payment for shares of Common Stock pursuant to Section 7.2. In the event of a Termination of Employment for Cause, all remaining Options shall be simultaneously cancelled effective the date of the Termination of Employment.

          (g) Committee Discretion. The provisions of this Section 7.2 shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine.

     7.3 Transfer of Shares. A Participant may at any time make a Transfer of shares of Common Stock received pursuant to the exercise of an Option to his or her parents, spouse or descendants or to any trust for the benefit of the foregoing or to a custodian under a uniform gifts to minors act to similar statute for the benefit of any of the Participant's descendants. Any Transfer of shares received pursuant to the exercise of an Option shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of the Plan, including, without limitation, Sections 4.5, 7.1, 7.2, 7.7 and 9.2, and any provision respecting Common Stock under the Agreement of the Participant, including, without limitation, the granting of a proxy with respect to such Common Stock, in the same manner and to the same extent as the Participant was bound thereby, provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.

     7.4 Limited Transfer During Offering. In the event there is a Public Offering pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Option.

     7.5 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Option (including the purchase of any unexercised Options which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article VII shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock this Article, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

     7.6 No Company Obligation. None of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Option, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Option or the Company's purchase of Common Stock or an Option from such holder in accordance with the terms hereof.

     7.7 Sale of Shares of Common Stock by Zimmerman. If Martin E. Zimmerman ("Zimmerman") shall at any time sell any shares of Common Stock to an Independent Third Party, he or she shall give each Participant notice thereof not less than 30 days before consummation of such sale. Upon receipt of such notice, each Participant shall either:

          (a) if such notice so directs, sell to such proposed purchaser a percentage of the Participant's shares of Common Stock owned and acquired pursuant to the Plan equal to that percentage of all shares of Common Stock owned by Zimmerman which are to be sold by Zimmerman to such purchaser (the "Pro Rata Percentage") on the same terms and conditions, including at the price per share of Common Stock to be paid, as in the sale by Zimmerman; and

          (b) have the option, exercisable upon notice to Zimmerman not later than 15 days after such notice from Zimmerman, to sell the Pro-Rata Percentage of the Shares owned by the Participant to such purchaser on the same terms and conditions, including at the purchase price per share of Common Stock to be paid, as in the sale by Zimmerman.


                                 ARTICLE VIII
                                 ------------

                         CHANGE IN CONTROL PROVISIONS
                         ----------------------------

     8.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control (as defined in Section 8.2) any Options outstanding as of the date such Change in Control and not then exercisable shall become fully exercisable to the full extent of the original grant. Notwithstanding any other provision of the Plan, unless the Committee shall provide otherwise in an Agreement, the Committee may require that upon a Change in Control all Options held by any Participant shall be surrendered to the Company and the Participant shall receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" (as defined in Section 8.3) per share of Common Stock on the date of such election shall exceed the amount which the Participant must pay to exercise the Option per share of Common Stock under the Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Option as to which the right granted hereunder shall have been exercised; provided, however, on and after a Public Offering, that if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of the Option held by a Participant (except a Participant who has died during such six month period) who is an officer or director of the Company (within the meaning of
Section 16(b) of the Exchange Act), such Option shall be cancelled in exchange for a payment to such Participant at the time of the Participant's Termination of Employment, equal to the Spread multiplied by the number of shares of Common Stock granted under the Option, plus interest on such amount at the prime rate compounded annually and determined from time to time. With respect to any Participant who is an officer or director of the Company (within the meaning of Section 16(b) of the Exchange Act), the 60-day period shall be extended, if necessary, to include the "window period" of Rule 16(b)-3 which first commences on or after the date of the Change in Control, and the Committee shall have sole discretion, if necessary, to approve the Participant's exercise hereunder and the date in which the Spread is calculated may be adjusted, if necessary, to a later date if necessary to avoid liability to such Participant under Section 16(b).

     8.2 Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (a)(i) An acquisition of 50.1% by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 8.2 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); excluding, however, the following: (i) any acquisition by or consummation of a Corporate Transaction with the Company, an Affiliate or by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (ii) any acquisition by or consummation of a Corporate Transaction with Zimmerman Entity, or (iii) any acquisition or Corporate Transaction, if more than a majority of the beneficial ownership of the entity resulting from the acquisition or Corporate Transaction is held by Persons who held a majority of the beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities before the acquisition or Corporate Transaction; or

          (b) A change in the composition of the Board such that the individuals who, as of the date of the Public Offering, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8.2(b), that any individual who becomes a member of the Board subsequent to the date of the Company's Public Offering whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

     8.3 Change in Control Price. For purposes of the Plan, "Changes in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or if not traded on any exchange, then as determined by the Committee; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a Corporate Transaction.

                                  ARTICLE IX
                                  ----------

                   GENERAL PROVISIONS APPLICABLE TO THE PLAN
                   -----------------------------------------

     9.1 Termination of Plan. This Plan shall terminate on December 31, 1999 or at such earlier time as the Board may determine, and no Options shall be granted under the Plan after that date. Any Options outstanding under the Plan at the time of its termination shall remain in effect until they shall have been exercised, expired or otherwise cancelled, settled or terminated as provided herein or in the Agreement, and such outstanding Options shall not be affected by such termination of the Plan. The provisions of the Plan in respect to the full and final authority of the Committee under the Plan, other than the authority to grant Options, shall continue notwithstanding the termination of the Plan.

     9.2 Termination of Certain Obligations. The rights and obligations of the Company, Affiliates and Participants under Sections 4.5, 7.1, 7.2 and 7.7 shall terminate upon the first to occur of the following events or dates:

          (a) Upon the adoption by the Board of a plan for dissolution of the Company, provided said plan is carried out diligently and substantially all assets remaining after payment or provision for liabilities are distributed to the Company's shareholders within a reasonable time thereafter; or

          (b) Upon the consummation of a merger or consolidation as to which an entity other than the Company is the surviving entity, unless the stock of such surviving entity is owned by substantially the same parties and in substantially the same proportions as the stock of the Company was owned prior to such merger or consolidation; or

          (c) The first date on which less than twenty percent (20%) of the shares of Common Stock are owned by the following, collectively: Martin E. Zimmerman, his spouse, his or her ancestors and descendants, the estate of any of them, any trusts for the benefit of any of them, any custodianships for the benefit of any of them under a uniform gifts to minors act or similar law; or

          (d) The first date on which seventy-five (75%) or more of the shares of Common Stock are held by persons or entities who have acquired such shares in one or more public offerings made pursuant to registration statements filed with the Securities and Exchange Commission, in transactions described in and permitted by Rule 144 promulgated by said Commission, or in transactions on a national securities exchange or recognized over-the-counter market.

     Termination of the Plan under this Section shall not impair or affect any obligations or liabilities accrued prior to such termination.

     9.3 Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Option that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

     9.4 Rights With Respect to Continuance of Employment. The Plan and any Option granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor shall they interfere in any way with the right of the Company or any of its Affiliates, to terminate a Participant's employment at any time.

     9.5 Amendments and Termination. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of a Participant under an Option theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or
(b) disqualify the Plan from the exemption provided by Rule 16b-3, if applicable. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

     The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Option theretofore granted without the Participant's consent, (b) no amendment shall disqualify the Plan from the exemption provided by Rule 16b-3, and (c) any amendment shall be subject to the approval or rejection of the Board.

     The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan or Option to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Options for previously granted Options.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Options which qualify for beneficial treatment under such rules without shareholder approval.

     9.6 Notice to the Company of Participant's Election. Any Participant who exercises the election under Section 83 of the Code to have his or her receipt of shares of Common Stock hereunder taxed currently, without regard to the restrictions imposed under this Plan or an Agreement or law, shall provide the Company with a copy of such election immediately upon making the election.

                                   ARTICLE X
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     10.1 Indemnification of the Board and Committee. In addition to such other rights of indemnification as they may have and to the extent permitted by law, the Company shall indemnify, defend and hold harmless the Board, the Committee, the members of the Committee, the officers of the Company, and any agent or representative selected by the Board or Committee (collectively, "indemnified party") against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or any threat thereof, or in connection with any appeal therein, to which they or any of them may be a party by reason of any act or omission in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such indemnified party is liable for gross negligence or gross misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding the indemnified party may in writing elect to defend the same at its sole expense, and if such election is made, the Company shall have no further liability or obligations to the indemnified party under this Section.

     10.2 Interpretation. Whenever necessary or appropriate in this Plan and where the context so requires, the singular term and the related pronouns shall include the plural and the masculine and feminine gender.

     10.3 Governing Law. The Plan shall be governed by the laws of the State of Illinois (other than its laws respecting choice of law).

     10.4 Validity. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     10.5 Assignment. This Plan shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

     10.6 Captions. The captions of this Plan are for convenience of reference only and in no way define, limit or describe the scope or the intent of this Plan or any part hereof, nor in any way affect this Plan or any part hereof.

     10.7 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.

     10.8 General Provisions.

          (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

          (c) Representative. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

          (d) Controlling Law. The Plan and all Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

          (e) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under the Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under the Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

     10.9 Mitigation of Excise Tax. If any payment or right accruing to a Participant under the Plan (without the application of this Section 10.9), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 10.9 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes.

     10.10 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of the Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in the Plan.

     10.11 Options in Substitution for Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Options so granted may vary from the terms and conditions set forth in the Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

     10.12 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

     10.13 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

     10.14 Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a shareholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a shareholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of the Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to the Plan.

      Effective as of this 1at day of December, 1994.


                               THE LINC GROUP, INC.


                               By:  /s/ Martin E. Zimmerman
                                    -----------------------
                                    Martin E. Zimmerman
                                    President and Chief Executive Officer

ATTEST:


-----------------------------
    Assistant Secretary

                                     -29-